UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2013
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 5th Ave. SW Suite 2600 Calgary, Alberta, Canada	T2P 3R7
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

Effective on February 12, 2013, American Exploration Corporation, a Nevada corporation (the “Company”), entered into a merger agreement (the “Merger Agreement”) with Spotlight Innovation LLC, an Iowa limited  liability company ("Spotlight"). In accordance with the terms and provisions of the Merger Agreement, all of the issued and outstanding membership interests of Spotlight (the "Membership Interests") will be converted into the right to receive an aggregate of 7,500,000 fully paid and non-assessable shares of the restricted common stock of the Company on a post reverse split basis (see below). Certain conditions precedent must be satisfied prior to closing of the Merger Agreement which include, but are not limited to, the following: (i) Spotlight shall have completed and be satisfied with its due diligence review of the Company; (ii) the Company shall have received financing in an amount of at least $237,500 on terms approved by the Board of Directors of the Company, which shall be utilized to pay off certain liabilities of the Company; (iii) the Company shall have completed a 100:1 reverse stock split of its common stock; (iv) the Company shall have amended its certificate of incorporation to change its name to Spotlight Innovation, Inc.; (v) the Company shall have received approval from a majority of its shareholders of the Merger Agreement and the transactions contemplated therein; (vi) the current Board of Directors shall appoint Cris Grunewald as the sole member of the Board of Directors and the President/Chief Executive Officer and Secretary and a person to be designated by Spotlight as the Treasurer/Chief Financial Officer; and (vii) the officers and directors of the Company shall resign upon closing of the transactions contemplated in the Merger Agreement.

Spotlight was founded to identify, validate and finance healthcare-focused companies founded for the purpose of commercializing intellectual property developed by major centers of academia in the United States. Spotlight provides stratgeic partners the opportunity to participate in the financing of a preferred search for, acquisition of, and/or funding of companies holding licenses for the commericalization of intellectual property developed by academic institutions. The principals of Spotlight have been involved in all stages of the commercialization of healthcare intellectual property over the last eight years.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Merger Agreement dated February 12, 2013 between American Exploration Inc. and Spotlight Innovation LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORPORATION

DATE: February 14, 2013	By:	/s/ Steven Harding
Name: Steven Harding
Title: President/Chief Executive Officer

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